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Freed Maxick & Battaglia, CPAs, P.C.


                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Document Security Systems, Inc. on Form S-8 of our report, dated March 21, 2005 on our audit of the consolidated financial statements of Document Security Systems, Inc. for the year ended December 31, 2004 appearing in the Annual Report on Form 10-KSB as amended of Document Security Systems, Inc. for the year ended December 31, 2004.


                                           /s/ Freed Maxick & Battaglia P.C.

Buffalo, NY
September 19, 2005